ARTHUR ANDERSON LLP





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 30, 1998 included in APAC TeleServices, Inc. Form 10-K for the year ended December 28, 1997, and to all references to our Firm included in this Registration Statement.


                                   /s/ Arthur Andersen LLP
                                   ARTHUR ANDERSEN LLP

Chicago, Illinois
November 2, 1998